EXHIBIT 4.4
                                                              ___________






    ====================================================================


                              NEW NISOURCE INC.

                                     AND

                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                             AS COLLATERAL AGENT

                                     AND

                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                         AS SECURITIES INTERMEDIARY

                                     AND

                          THE CHASE MANHATTAN BANK,
                         AS PURCHASE CONTRACT AGENT


                      _________________________________


                              PLEDGE AGREEMENT


                      DATED AS OF ______________, 2000


    ====================================================================

                                     Re:

               STOCK APPRECIATION INCOME LINKED SECURITIES{SM}
                                 (SAILS{SM})

                                     OF

                              NEW NISOURCE INC.





                              TABLE OF CONTENTS


   R E C I T A L S . . . . . . . . . . . . . . . . . . . . . . . . .    1

   ARTICLE I - DEFINITIONS AND OTHER PROVISIONS OF GENERAL
               APPLICATION
        Section 1.1.   Definitions . . . . . . . . . . . . . . . . .    2

   ARTICLE II - PLEDGE
        Section 2.1.   Pledge  . . . . . . . . . . . . . . . . . . .    5
        Section 2.2.   Control; Financing Statement  . . . . . . . .    6
        Section 2.3.   Termination.  . . . . . . . . . . . . . . . .    6

   ARTICLE III - DISTRIBUTIONS ON PLEDGED COLLATERAL
        Section 3.1.   Income Distributions. . . . . . . . . . . . .    6
        Section 3.2.   Principal Payments Following Termination
                       Event.  . . . . . . . . . . . . . . . . . . .    6
        Section 3.3.   Principal Payments Prior To or On Purchase
                       Contract Settlement Date. . . . . . . . . . .    6
        Section 3.4.   Payments to Purchase Contract Agent . . . . .    7
        Section 3.5.   Assets Not Properly Released. . . . . . . . .    7

   ARTICLE IV - CONTROL
        Section 4.1.   Establishment of Collateral Account.  . . . .    8
        Section 4.2.   Treatment as Financial Assets.  . . . . . . .    8
        Section 4.3.   Sole Control by Collateral Agent. . . . . . .    8
        Section 4.4.   Securities Intermediary's Location. . . . . .    8
        Section 4.5.   No Other Claims.  . . . . . . . . . . . . . .    9
        Section 4.6.   Investment and Release. . . . . . . . . . . .    9
        Section 4.7.   Statements and Confirmations. . . . . . . . .    9
        Section 4.8.   Tax Allocations.  . . . . . . . . . . . . . .    9
        Section 4.9.   No Other Agreements.  . . . . . . . . . . . .    9
        Section 4.10.  Powers Coupled With An Interest.  . . . . . .    9

   ARTICLE V - INITIAL DEPOSIT; ESTABLISHMENT OF TREASURY UNITS
               AND REESTABLISHMENT OF CORPORATE UNITS
        Section 5.1.   Initial Deposit of Debentures . . . . . . . .   10
        Section 5.2.   Establishment of Treasury Units . . . . . . .   10
        Section 5.3.   Reestablishment of Corporate Units  . . . . .   11
        Section 5.4.   Termination Event . . . . . . . . . . . . . .   12
        Section 5.5.   Cash Settlement . . . . . . . . . . . . . . .   13
        Section 5.6.   [Intentionally omitted] . . . . . . . . . . .   14
        Section 5.7.   Application of Proceeds of Settlement . . . .   14

   ARTICLE VI - VOTING RIGHTS - PLEDGED DEBENTURES

   ARTICLE VII - RIGHTS AND REMEDIES; DISTRIBUTION OF THE
                 DEBENTURES
        Section 7.1.   Rights and Remedies of the Collateral Agent .   16
        Section 7.2.   Substitutions . . . . . . . . . . . . . . . .   17

   ARTICLE VIII - REPRESENTATIONS AND WARRANTIES; COVENANTS
        Section 8.1.   Representations and Warranties  . . . . . . .   17
        Section 8.2.   Covenants . . . . . . . . . . . . . . . . . .   18

                                      i





   ARTICLE IX - THE COLLATERAL AGENT AND THE SECURITIES
                INTERMEDIARY
        Section 9.1.   Appointment, Powers and Immunities  . . . . .   19
        Section 9.2.   Instructions of the Company . . . . . . . . .   20
        Section 9.3.   Reliance by Collateral Agent and Securities
                       Intermediary  . . . . . . . . . . . . . . . .   20
        Section 9.4.   Rights in Other Capacities  . . . . . . . . .   20
        Section 9.5.   Non-Reliance on Collateral Agent and
                       Securities Intermediary . . . . . . . . . . .   20
        Section 9.6.   Compensation and Indemnity  . . . . . . . . .   21
        Section 9.7.   Failure to Act  . . . . . . . . . . . . . . .   21
        Section 9.8.   Resignation of Collateral Agent and
                       Securities Intermediary . . . . . . . . . . .   22
        Section 9.9.   Right to Appoint Agent or Advisor . . . . . .   23
        Section 9.10.  Survival  . . . . . . . . . . . . . . . . . .   24
        Section 9.11.  Exculpation . . . . . . . . . . . . . . . . .   24

   ARTICLE X - AMENDMENT
        Section 10.1.  Amendment Without Consent of Holders  . . . .   24
        Section 10.2.  Amendment with Consent of Holders . . . . . .   25
        Section 10.3.  Execution of Amendments . . . . . . . . . . .   25
        Section 10.4.  Effect of Amendments  . . . . . . . . . . . .   26
        Section 10.5.  Reference to Amendments . . . . . . . . . . .   26

   ARTICLE XI - MISCELLANEOUS
        Section 11.1.  No Waiver . . . . . . . . . . . . . . . . . .   26
        Section 11.2.  Governing Law . . . . . . . . . . . . . . . .   26
        Section 11.3.  Notices . . . . . . . . . . . . . . . . . . .   27
        Section 11.4.  Successors and Assigns  . . . . . . . . . . .   27
        Section 11.5.  Counterparts  . . . . . . . . . . . . . . . .   27
        Section 11.6.  Severability  . . . . . . . . . . . . . . . .   27
        Section 11.7.  Expenses, etc.  . . . . . . . . . . . . . . .   28
        Section 11.8.  Security Interest Absolute  . . . . . . . . .   28
        Section 11.9.  Name of the Company . . . . . . . . . . . . .   28


   EXHIBIT A   Instruction from Purchase Contract Agent to Collateral
               Agent (Establishment of Treasury Unit)
   EXHIBIT B   Instruction from Collateral Agent to Securities
               Intermediary (Establishment of Treasury Unit)
   EXHIBIT C   Instruction from Purchase Contract Agent to Collateral
               Agent (Reestablishment of Corporate Unit)
   EXHIBIT D   Instruction from Collateral Agent to Securities
               Intermediary (Reestablishment of Corporate Unit)
   EXHIBIT E   Notice of Cash Settlement from the Securities Intermediary
               to the Purchase Contract Agent   Corporate Units
   EXHIBIT F   Notice of Cash Settlement from the Securities Intermediary
               to the Purchase Contract Agent   Treasury Units








                                     ii





                              PLEDGE AGREEMENT


             PLEDGE AGREEMENT dated as of ______________, 2000, among New NiSource Inc., a Delaware corporation (the "Company"), Bank One Trust Company, National Association, a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), Bank One Trust Company, National Association, a national banking association, not individually but solely in its capacity as a securities intermediary with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Chase Manhattan Bank, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Units (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement.


                               R E C I T A L S

             The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement dated as of the date of this Agreement (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there are being issued up to ______________ Stock Appreciation Income Linked Securities{SM} (the "SAILS{SM}" or "Units").<1>

             Each Corporate Unit, at issuance, consists of a unit comprised of (a) one stock purchase contract (the "Purchase Contract") under which the Holder will purchase from the Company on ___________, 2004,<2> for an amount equal to $2.60 (the "Stated Amount"), a number of shares of Common Stock equal to the Settlement Rate and (b) beneficial ownership of a Debenture issued by the Company under the Indenture, having an aggregate principal amount at maturity equal to the Stated Amount and maturing on ______________, 2006.<3>

             Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided in this Agreement of the Collateral Account to secure the Obligations.




   <1>  "Stock Appreciation Income Linked Securities{SM}" and "SAILS{SM}"
   are service marks of Credit Suisse First Boston Corporation.

   <2>  The date that is four years after the Effective Time.

   <3>  The date that is six years after the Effective Time.





             Accordingly, the Company, the Collateral Agent, the
   Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:

                                  ARTICLE I

                      DEFINITIONS AND OTHER PROVISIONS
                           OF GENERAL APPLICATION

             SECTION 1.1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms defined in the recitals and in this Article have the respective meanings assigned to them in the recitals and in this Article and include the plural as well as the singular;

             (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

             (c) the following terms which are defined in the Code shall have the meanings set forth in the Code: "certificated security," "control," "financial asset," "entitlement order," "securities account" and "security entitlement";

             (d) the following terms have the meanings assigned to them in the Purchase Contract Agreement: (1) Act, (2) Agent, (3) Board Resolution, (4) Cash Settlement, (5) Certificate, (6) Common Stock,
   (7) Corporate Trust Office, (8) Corporate Unit, (9) Debentures, (10) Effective Time, (11) Holders, (12) Indenture, (13) Opinion of Counsel, (14) Outstanding Units, (15) Purchase Contract, (16) Purchase Contract Settlement Date, (17) Purchase Price, (18) Remarketing Agent,
   (19) Remarketing Agreement, (20) Settlement Rate, (21) Termination Event, (22) Treasury Security, (23) Treasury Unit, and (24) Unit; and

             (e) the following terms have the meanings given to them in this Section 1(e):

             "Agreement" means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

             "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

             "Business Day" means any day other than a Saturday or Sunday or a day on which banks and trust companies located in the municipality in which the Corporate Trust Office is located are authorized or required by law, regulation or executive order to remain closed.

             "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

             "Code" means the Uniform Commercial Code as in effect in the State of New York from time to time.

             "Collateral Account" means the collective reference to (1) Securities Account No. 205025-001 entitled "Bank One Trust Company, National Association, as Collateral Agent, Securities Account (NiSource Inc.)" maintained by the Securities Intermediary for the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders, (2) all investment property and other financial assets from time to time credited to the Collateral Account, including, without limitation, (A) the Debentures and security entitlements relating to them which are a component of the Corporate Units from time to time,
   (B) any Treasury Securities and security entitlements relating to them delivered from time to time upon establishment of Treasury Units in accordance with Section 5.2 of this Agreement and (C) payments made by Holders pursuant to Section 5.5 of this Agreement (collectively, the "Collateral"), (3) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor), and (4) all powers and rights now owned or subsequently acquired under or with respect to the Collateral Account.

             "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, after which "Company" shall mean such successor.

             "Indenture Trustee" means The Chase Manhattan Bank, as trustee under the Indenture until a successor is appointed, after which "Indenture Trustee" means such successor trustee.

             "Obligations" means, with respect to each Holder, the collective reference to all obligations and liabilities of such Holder under such Holder's Purchase Contract and this Agreement or any other document made, delivered or given in connection with such Purchase Contract or this Agreement, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

             "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day: (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any of its agencies or instrumentalities (if the full faith and credit of the United States of America is pledged in support of the timely payment of such indebtedness or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200.0 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any of its agencies and backed as to timely payment by the full faith and credit of the United States of America; (v) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (vi) investments in money market funds (including money market funds managed by the Collateral Agent or any of its affiliates) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

             "Person" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

             "Pledge" means the lien and security interest created by this Agreement.

             "Pledged Debentures" means the Debentures and security entitlements with respect to them from time to time credited to the Collateral Account and not then released from the Pledge.

             "Pledged Treasury Securities" means Treasury Securities and security entitlements with respect to them from time to time credited to the Collateral Account and not then released from the Pledge.

             "Proceeds" has the meaning ascribed to such term in the Code and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of any financial assets from time to time held in the Collateral Account.

             "Purchase Contract Agent" has the meaning specified in the paragraph preceding the recitals of this Agreement.

             "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

             "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined in this Agreement, all terms defined in the TRADES Regulations are used in this Agreement as defined in the TRADES Regulations.

             "Transfer" means:

             (i) in the case of certificated securities in registered form, delivery as provided in
                    Section 8-301(a) of the Code, indorsed to the transferee or in blank by an effective indorsement;

             (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and

             (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee's securities account.

             "Value" with respect to any item of Collateral on any date means, as to (i) Cash, its face amount, and (ii) Treasury Securities or Debentures, their aggregate principal amount at maturity.


                                 ARTICLE II

                                   PLEDGE

             SECTION 2.1. PLEDGE. Each Holder, acting through the Purchase Contract Agent as such Holder's attorney-in-fact, pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set off against, all of such Holder's right, title and interest in and to the Collateral Account to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations.

   The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the Code, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

             SECTION 2.2.   CONTROL; FINANCING STATEMENT.

             (a) The Collateral Agent shall have control of the Collateral Account pursuant to the provisions of Article IV of this Agreement.

             (b) On the date of initial issuance of the Units, the Purchase Contract Agent shall deliver to the Collateral Agent a financing statement prepared by the Company for filing in the Office of the Secretary of State of the State of New York, signed by the Purchase Contract Agent, as attorney-in-fact for the Holders, as Debtors, and describing the Collateral.

             SECTION 2.3. TERMINATION. This Agreement and the Pledge shall terminate upon the satisfaction of each Holder's Obligations. Upon termination, the Securities Intermediary shall Transfer the Collateral to the Purchase Contract Agent for distribution to the Holders and the Company in accordance with their respective interests, free and clear of any lien, pledge or security interest created by this Agreement.

                                 ARTICLE III

                     DISTRIBUTIONS ON PLEDGED COLLATERAL

             SECTION 3.1.   INCOME DISTRIBUTIONS.  All income
   distributions received by the Securities Intermediary on account of Permitted Investments from time to time held in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders as provided in the Purchase Contracts.

             SECTION 3.2. PRINCIPAL PAYMENTS FOLLOWING TERMINATION EVENT. All payments received by the Securities Intermediary following a Termination Event of (1) the principal amount of Pledged Debentures or securities entitlements to them, or (2) the principal amount of Pledged Treasury Securities or securities entitlements to them, shall be distributed to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders in accordance with their respective interests.

             SECTION 3.3. PRINCIPAL PAYMENTS PRIOR TO OR ON PURCHASE CONTRACT SETTLEMENT DATE.

             (a) Except as provided in Section 3.3(b), if no Termination Event shall have occurred, all payments received by the Securities Intermediary (if any) of (1) the principal amount with respect to the

   Pledged Debentures or security entitlements to them or (2) the principal amount of Pledged Treasury Securities or security entitlements to them shall be held and invested in Permitted Investments until the Purchase Contract Settlement Date and on the Purchase Contract Settlement Date distributed to the Company as provided in Section 5.7 of this Agreement. Any balance remaining in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

             (b)  All payments received by the Securities Intermediary of
   (1) the principal amount of Debentures or security entitlements to them or (2) the principal amount of Treasury Securities or security entitlements to them that in each case have been released from the Pledge shall be distributed to the Purchase Contract Agent for the benefit of the Holders to be distributed to such Holders in accordance with their respective interests.

             SECTION 3.4.   PAYMENTS TO PURCHASE CONTRACT AGENT.
   Payments to the Purchase Contract Agent pursuant to this Agreement shall be made to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 Noon, New York City time, on the Business Day such payment is received by the Securities Intermediary; PROVIDED, that if such payment is received by the Securities Intermediary on a day that is not a Business Day or after 11:00 a.m., New York City time, on a Business Day, then such payment shall be made promptly but no later than 10:30 a.m., New York City time, on the next succeeding Business Day. Payments may be made by wire transfer in immediately available funds to the account specified under the signature of the Purchase Contract Agent on the signature page of this Agreement.

             SECTION 3.5. ASSETS NOT PROPERLY RELEASED. If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account and not released from the Collateral Account in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers' Certificate (as defined in the Purchase Contract Agreement) of the Company so directing, shall promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the Holders under the related Purchase Contracts, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal so received. Neither the Purchase Contract Agent nor any Holder receiving such payments of principal shall have any duties under this Section until it shall have been notified in writing that a principal payment was delivered erroneously. Neither the Purchase Contract Agent nor any Holder receiving such payments of principal shall be liable for any actions with respect to such principal payment taken, suffered or omitted in accordance with any other provisions of this Agreement prior to its receipt of such notice.


                                 ARTICLE IV

                                   CONTROL

              SECTION 4.1. ESTABLISHMENT OF COLLATERAL ACCOUNT. The Securities Intermediary confirms that (a) the Securities Intermediary has established the Collateral Account, (b) the Collateral Account is a securities account, (c) subject to the terms of this Agreement, the Securities Intermediary shall treat the Purchase Contract Agent as entitled to exercise the rights that comprise any financial asset credited to the Collateral Account, (d) all property delivered to the Securities Intermediary pursuant to this Agreement or the Purchase Contract Agreement or the Indenture will be credited promptly to the Collateral Account, and (e) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary, or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent or any Holder, payable to the order of the Purchase Contract Agent or any Holder or specially indorsed to the Purchase Contract Agent or any Holder.

             SECTION 4.2. TREATMENT AS FINANCIAL ASSETS. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

             SECTION 4.3. SOLE CONTROL BY COLLATERAL AGENT. Except as provided in Article VI of this Agreement, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent, any Holder or any other Person. Until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

             SECTION 4.4. SECURITIES INTERMEDIARY'S LOCATION. The Collateral Account and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect to it shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the Code, New York shall be deemed to be the Securities Intermediary's location, and the Collateral Account (as well as the securities entitlements related to it) shall be governed by the laws of the State of New York.

             SECTION 4.5. NO OTHER CLAIMS. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited to it. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried in it, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

             SECTION 4.6. INVESTMENT AND RELEASE. All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

             SECTION 4.7. STATEMENTS AND CONFIRMATIONS. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited to it simultaneously to the Purchase Contract Agent and the Collateral Agent at their respective addresses for notices under this Agreement.

             SECTION 4.8. TAX ALLOCATIONS. All items of income, gain, expense and loss recognized in the Collateral Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the names and taxpayer identification numbers of the Holders which are the beneficial owners of the Collateral Account. Neither the Collateral Agent nor the Securities Intermediary shall have any responsibility with respect to such reporting.

             SECTION 4.9.   NO OTHER AGREEMENTS.  The Securities
   Intermediary has not entered into and prior to the termination of the Pledge will not enter into any agreement with any other Person relating to the Collateral Account or any financial assets credited to it, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

              SECTION 4.10. POWERS COUPLED WITH AN INTEREST. The rights and powers granted in this Article IV to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the

   Securities Intermediary under this Article IV shall continue in effect until the termination of the Pledge.

                                  ARTICLE V

              INITIAL DEPOSIT; ESTABLISHMENT OF TREASURY UNITS
                   AND REESTABLISHMENT OF CORPORATE UNITS

             SECTION 5.1. INITIAL DEPOSIT OF DEBENTURES. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Debentures or security entitlements relating to such Debentures, and the Securities Intermediary shall indicate by book entry that a securities entitlement to such Debentures has been credited to the Collateral Account.

             SECTION 5.2.   ESTABLISHMENT OF TREASURY UNITS.

             (a) At any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Corporate Units shall have the right to establish or reestablish Treasury Units by substitution of Treasury Securities or security entitlements to them for the Debentures comprising a part of such Holder's Corporate Units in integral multiples of 5,000 Corporate Units by:

                  (1) Transferring to the Securities Intermediary for credit to the Collateral Account Treasury Securities or security entitlements to them having a Value equal to the aggregate principal amount at maturity of the Debentures to be released, accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C to the Purchase Contract Agreement, at which time the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of EXHIBIT A to this Agreement,
   (A) stating that such Holder has notified the Purchase Contract Agent that such Holder has Transferred Treasury Securities or security entitlements to them to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities or security entitlements to them Transferred by such Holder and
   (C) instructing the Collateral Agent to release from the Pledge the Pledged Debentures that are a component of such Corporate Units; and

                  (2) delivering the related Corporate Units to the Purchase Contract Agent.

   Upon receipt of such notice and confirmation that Treasury Securities or security entitlements to them have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of EXHIBIT B to this Agreement, to release such Pledged

   Debentures from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created by this Agreement.

             (b) Upon credit to the Collateral Account of Treasury Securities or security entitlements to them delivered by a Holder of Corporate Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the Pledged Debentures and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created by this Agreement.

             SECTION 5.3.   REESTABLISHMENT OF CORPORATE UNITS.

             (a) At any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Treasury Units shall have the right to reestablish Corporate Units by substitution of Debentures or security entitlements to them for Pledged Treasury Securities in integral multiples of 13 Treasury Units by:

                  (1) Transferring to the Securities Intermediary for credit to the Collateral Account Debentures or security entitlements to them having a principal amount at maturity equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C to the Purchase Contract Agreement, at which time the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of EXHIBIT C to this Agreement, stating that such Holder has Transferred Debentures or security entitlements to them to the Securities Intermediary for credit to the Collateral Account and instructing the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Treasury Units; and

                  (2) delivering the related Treasury Units to the Purchase Contract Agent.

   Upon receipt of such notice and confirmation that Debentures or security entitlements to them have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Security Intermediary by a notice, in substantially the form of EXHIBIT D to this Agreement, to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder free and clear of any lien, pledge or security interest created by this Agreement.

             (b) Upon credit to the Collateral Account of Debentures or security entitlements to them delivered by a Holder of Treasury Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the applicable Pledged Treasury

   Securities and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created by this Agreement.

             SECTION 5.4.   TERMINATION EVENT.

             (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer:

                  (1)  any Pledged Debentures, and

                  (2)  any Pledged Treasury Securities

   to the Purchase Contract Agent for the benefit of the Holders, for distribution to such Holders in accordance with their respective interests, free and clear of any lien, pledge or security interest or other interest created by this Agreement.

             (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Debentures and Pledged Treasury Securities as provided by this Section 5.4, the Purchase Contract Agent shall:

                  (1) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.4, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all the Pledged Debentures, all the Pledged Treasury Securities or the Proceeds of any of the foregoing, as the case may be, as provided in this Section 5.4, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all the Pledged Debentures, all the Pledged Treasury Securities, and the Proceeds of any of the foregoing, as the case may be, as provided by this Section 5.4; or

                  (2) commence an action or proceeding like that described in Section 5.4(b)(1)(B) within ten days after the occurrence of such Termination Event.

             SECTION 5.5.   CASH SETTLEMENT.

             (a) Upon receipt by the Collateral Agent of (1) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of a notice that a Holder of a Corporate Unit or Treasury Unit has elected, in accordance with the procedures specified in Section 5.4(a)(i) or (d)(i) of the Purchase Contract Agreement, respectively, to settle its Purchase Contract with cash and
   (2) payment by such Holder by deposit in the Collateral Account on or prior to 11:00 a.m., New York City time, (A) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of a Corporate Unit or (B) on the Business Day immediately preceding the Purchase Contract Settlement Date in the case of a Treasury Unit, of the Purchase Price in lawful money of the United States by certified or cashier's check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary, then the Collateral Agent shall (i) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments of the type described in clause (vi) of the definition thereof unless it has received other instructions from the Company by 10:30 a.m., New York time, on such date and (ii) release from the Pledge (1) Pledged Debentures in the case of a Holder of Corporate Units or (2) Pledged Treasury Securities in the case of a Holder of Treasury Units, in each case with a principal amount at maturity equal to the product of (x) the Stated Amount times (y) the number of such Purchase Contracts as to which such Holders have elected to effect a Cash Settlement pursuant to this Section 5.5(a) and shall instruct the Securities Intermediary to Transfer all such Pledged Debentures or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holders, in each case free and clear of the Pledge, for distribution to such Holders in accordance with their respective interests. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall (A) instruct the Securities Intermediary to pay the portion of such proceeds and deliver any certified or cashier's checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and (B) instruct the Securities Intermediary to release any amounts in respect of the interest earned from such Permitted Investments to the Purchase Contract Agent for distribution to the relevant Holders in accordance with their respective interests.

             (b) If a Holder of a Corporate Unit notifies the Purchase Contract Agent as provided in Section 5.4(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.4(a)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have consented to the disposition of the Pledged Debentures of such Holder in accordance with Section 5.4(a)(iii) of the Purchase Contract Agreement.

             (c) If a Holder of a Treasury Unit notifies the Purchase Contract Agent as provided in Section 5.4(d)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.4(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay the Purchase Price in accordance with Section 5.4(d)(iii) of the Purchase Contract Agreement.

             (d) Prior to 3:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Purchase Contract Agent a notice, substantially in the form of EXHIBIT E to this Agreement, stating the amount of cash that it has received with respect to the Cash Settlement of Corporate Units.

             (e) Prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Purchase Contract Agent a notice, substantially in the form of EXHIBIT F to this Agreement, stating the amount of cash that it has received with respect to the Cash Settlement of Treasury Units.

             SECTION 5.6.   [INTENTIONALLY OMITTED].

             SECTION 5.7.   APPLICATION OF PROCEEDS OF SETTLEMENT.

             (a) If a Holder of Corporate Units has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(a)(i) in the Purchase Contract Agreement, or has given such notice but failed to deliver the required cash to the Securities Intermediary prior to 11:00 A.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Debentures. In such event, the Collateral Agent shall instruct the Securities Intermediary to Transfer the related Pledged Debentures to the Remarketing Agent for remarketing. Upon receiving such Pledged Debentures, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use commercially reasonable efforts to remarket such Pledged Debentures on such date at a price of 100.50% of the aggregate principal amount of such Pledged Debentures. From the proceeds of the Remarketing, the Remarketing Agent will retain an amount (not exceeding 0.50% of the aggregate principal amount of such Pledged Debentures) equal to its remarketing fee and will deposit the remaining amount of the Proceeds of such remarketing in the Collateral Account. On the Purchase Contract Settlement Date, the Collateral Agent shall instruct the Securities Intermediary to apply a portion of the Proceeds from such remarketing equal to the aggregate principal amount of such Pledged Debentures to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price to purchase the Common Stock under the related Purchase Contracts. The balance of the Proceeds from such remarketing (if any) shall be transferred to the Company. If the Remarketing Agent advises the Collateral Agent in writing that there has been a Failed Remarketing, the Collateral Agent, for the benefit of the Company shall, at the written direction of the Company, dispose of the Pledged Debentures in accordance with applicable law and satisfy in full, from such disposition, such Holders' obligations to pay the Purchase Price for the Common Stock.

             (b) If a Holder of Treasury Units has not elected to make an effective cash settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(d)(i) of the Purchase Contract Agreement, or has given such notice but failed to make such payment in the manner required by Section 5.4(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Treasury Securities. Upon maturity of the Pledged Treasury Securities, the Securities Intermediary, at the written direction of the Collateral Agent, shall invest the Cash Proceeds of the maturing Pledged Treasury Securities in Permitted Investments of the type described in clause
   (vi) of the definition thereof unless it has received other instructions from the Company by 10:30 a.m., New York time, on such date. Without receiving any instruction from any such Holder of Treasury Units, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date. If the sum of the Proceeds from the related Pledged Treasury Securities and the investment earnings from the investment in Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled, the Collateral Agent shall instruct the Securities Intermediary to distribute such excess, when received, to the Purchase Contract Agent for the benefit of such Holders for distribution to such Holders in accordance with their respective interests.


                                 ARTICLE VI

                     VOTING RIGHTS - PLEDGED DEBENTURES

             The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Debentures or any part of them in accordance with the terms of the Purchase Contract Agreement; PROVIDED, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Purchase Contract Agent, such action or inaction would impair or otherwise have a material and adverse effect on the value of all or any of the Pledged Debentures; and PROVIDED FURTHER, that the Purchase Contract

   Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Debentures, including notice of any meeting at which holders of the Debentures are entitled to vote or solicitation of consents, waivers or proxies of holders of the Debentures, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request from the Purchase Contract Agent, shall execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Debentures (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Purchase Contract Agent with respect to the Pledged Debentures.


                                 ARTICLE VII

                            RIGHTS AND REMEDIES;
                       DISTRIBUTION OF THE DEBENTURES

             SECTION 7.1.   RIGHTS AND REMEDIES OF THE COLLATERAL AGENT.

             (a)  In addition to the rights and remedies specified in
   Section 5.4 or otherwise available at law or in equity, after an event of default (as specified in Section 7.1(b) below), the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Code (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies under this Agreement may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law,
   (i) retention of the Pledged Debentures in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Debentures in one or more public or private sales.

             (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, if the Collateral Agent is unable to make payments to the Company on account of principal payments of any Pledged Treasury Securities as provided in Article III, in satisfaction of the Obligations of the Holder of the Treasury Units of which such Pledged Treasury Securities is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default under this Agreement and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities and such Obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted in this Agreement or under any other law.

             (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is irrevocably authorized to receive and collect all payments of (i) the principal amount of the Pledged Treasury Securities and (ii) the principal amount of the Pledged Debentures, subject, in each case, to the provisions of Article III, and as otherwise granted in this Agreement.

             (d) The Purchase Contract Agent and each Holder of Units, in the event such Holder becomes the Holder of a Treasury Unit, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority of the Pledge, and to confirm the rights of the Collateral Agent under this Agreement. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent under this Agreement, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

             SECTION 7.2. SUBSTITUTIONS. Whenever a Holder has the right to substitute Treasury Securities, Debentures or security entitlements to either of them, as the case may be, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created by this Agreement.


                                ARTICLE VIII

                  REPRESENTATIONS AND WARRANTIES; COVENANTS

             SECTION 8.1. REPRESENTATIONS AND WARRANTIES. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), represents and warrants to the Collateral Agent (with respect to his interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

             (a) such Holder has the power to grant a security interest in and lien on the Collateral;

             (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Securities Intermediary for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under
                  Article II;

             (c) upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest in the Collateral (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder in-volved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it under this Agreement and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article IV); and

             (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article II or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

             SECTION 8.2. COVENANTS. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

             (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest over the Collateral or any part of it other than pursuant to this Agreement; and

             (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest in the Collateral, subject to the Pledge, transferred in connection with the Transfer of the Units.

                                 ARTICLE IX

            THE COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY

             SECTION 9.1. APPOINTMENT, POWERS AND IMMUNITIES. The Collateral Agent shall act as agent for the Company under this Agreement with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental to such express powers. The Collateral Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party beyond the specific terms of this Agreement; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Units or the Purchase Contract Agreement or any other document referred to or provided for in this Agreement or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations under this Agreement or thereunder or for the perfection, priority or, except as expressly required by this Agreement, maintenance of any security interest created under this Agreement; (c) shall not be required to initiate or conduct any litigation or collection proceedings under this Agreement (except pursuant to directions furnished under Section 9.2, subject to Section 9.6); (d) shall not be responsible for any action taken or omitted to be taken by it under this Agreement or under any other document or instrument referred to or provided for in this Agreement or in connection with this Agreement or therewith, except for its own negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited under this Agreement. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral.

             No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement. In no event shall the Collateral Agent be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, each of the Collateral Agent and the Securities Inter-mediary in its individual capacity waives any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

             SECTION 9.2. INSTRUCTIONS OF THE COMPANY. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; PROVIDED, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided in this Agreement. Nothing in this Section 9.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

             SECTION 9.3. RELIANCE BY COLLATERAL AGENT AND SECURITIES INTERMEDIARY. Each of the Securities Intermediary and the Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any of them made by telephone, telecopy, telex, facsimile, or email or similar electronic means) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent and the Securities Intermediary. As to any matters not expressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with instructions given by the Company in accordance with this Agreement.

             SECTION 9.4. RIGHTS IN OTHER CAPACITIES. The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested in this Agreement and any Holder of Units (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Units without having to account for the same to the Company; PROVIDED, that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

             SECTION 9.5.   NON-RELIANCE ON COLLATERAL AGENT AND
   SECURITIES INTERMEDIARY.  Neither the Securities Intermediary nor the

   Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Purchase Contract Agreement, the Units or any other document referred to or provided for in this Agreement or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units. Neither the Collateral Agent nor the Securities Intermediary shall have any duty or responsibility to pro-vide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Units (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

             SECTION 9.6. COMPENSATION AND INDEMNITY. The Company agrees:

             (1)  to pay the Collateral Agent and the Securities
   Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

             (2) indemnify and hold harmless the Collateral Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the "Indemnitees"), from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) (collectively, "Losses" and individually, a "Loss") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which either the Collateral Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement; and

             (3) in addition to and not in limitation of paragraph (2) immediately above, indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent's or the Securities Intermediary's acceptance or performance of its powers and duties under this Agreement, provided the Collateral Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.

             SECTION 9.7. FAILURE TO ACT. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties to this Agreement or any other Person with respect to any funds or property deposited under this Agreement, the Collateral Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary or (ii) the Collateral Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or expense which it may incur by reason of its acting. The Collateral Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained in this Agreement to the contrary, neither the Collateral Agent nor the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

             SECTION 9.8.   RESIGNATION OF COLLATERAL AGENT AND
   SECURITIES INTERMEDIARY.

             (a) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (i) the Collateral Agent may resign at any time by giving notice to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Units,
   (ii) the Collateral Agent may be removed at any time by the Company, and (iii) if the Collateral Agent fails to perform any of its material obligations under this Agreement in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Purchase Contract Agent may, but shall not be obligated to, remove the Collateral Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (iii) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office (or an agency office) in New York, New York with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall immediately succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it under this Agreement (including the Collateral) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

             (b) Subject to the appointment and acceptance of a successor Securities Intermediary as provided below, (i) the Securities Intermediary may resign at any time by giving notice to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Units, (ii) the Securities Intermediary may be removed at any time by the Company, and (iii) if the Securities Intermediary fails to perform any of its material obligations under this Agreement in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Securities Intermediary may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Securities Intermediary pursuant to clause (iii) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Securities Intermediary. If no successor Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Securities Intermediary's giving of notice of resignation or such removal, then the retiring Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary. The Securities Intermediary shall be a bank which has an office (or an agency office) in New York, New York with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Securities Intermediary by a successor Securities Intermediary, such successor Securities Intermediary shall immediately succeed to and become vested with all the rights, powers, privileges and duties of the retiring Securities Intermediary, and the retiring Securities Intermediary shall take all appropriate action to transfer any money and property held by it under this Agreement (including the Collateral) to such successor Securities Intermediary. The retiring Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Securities Intermediary. After any retiring Securities Intermediary's resignation as Securities Intermediary, the provisions of this
   Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Securities Intermediary.

             SECTION 9.9. RIGHT TO APPOINT AGENT OR ADVISOR. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties under this Agreement, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents and advisors pursuant to this Section 9.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

             SECTION 9.10. SURVIVAL. The provisions of this Article IX shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

             SECTION 9.11. EXCULPATION. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them.


                                  ARTICLE X

                                  AMENDMENT

             SECTION 10.1.  AMENDMENT WITHOUT CONSENT OF HOLDERS.
   Without the consent of any Holders, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, for any one or more of the following purposes only:

             (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants and agreements of the Company;

             (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in this Agreement, so long as such covenants or such surrender does not adversely affect the validity, perfection or priority of the Pledge;

             (3) to evidence and provide for the acceptance of appointment by a successor Collateral Agent, Securities
        Intermediary or Purchase Contract Agent; or

             (4) to cure any ambiguity (or formal defect), to correct or supplement any provisions in this Agreement which may be incon-sistent with any other such provisions in this Agreement, or to make any other provisions with respect to such matters or questions arising under this Agreement; PROVIDED, that such action shall not adversely affect the interests of the Holders.

             SECTION 10.2. AMENDMENT WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent, the Securities Intermediary or the Collateral Agent, as the case may be, the Company, when duly authorized, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Units; PROVIDED, that no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Unit adversely affected by it,

             (1) change the amount or type of Collateral underlying a Unit (except for the rights of holders of Corporate Units to substitute the Treasury Securities for the Pledged Debentures, or the rights of Holders of Treasury Units to substitute Debentures for the Pledged Treasury Securities), impair the right of the Holder of any Unit to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral;

             (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Unit affected by such action pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental to it; or

             (3) reduce the percentage of Purchase Contracts the consent of the Holders of which is required for any such amendment;

   PROVIDED, that if any amendment or proposal referred to above would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of Holder as of the record date for the Holders entitled to vote will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and PROVIDED FURTHER, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) - (3) above.

             It shall not be necessary for any Act of Holders under this Article to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance of the amendment.

             SECTION 10.3. EXECUTION OF AMENDMENTS. In executing any amendment permitted by this Article, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 7.1 of the Purchase

   Contract Agreement with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

             SECTION 10.4. EFFECT OF AMENDMENTS. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance with the amendment, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates previously or subsequently authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound by the amendment.

             SECTION 10.5. REFERENCE TO AMENDMENTS. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Unit Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Unit Certificates.


                                 ARTICLE XI

                                MISCELLANEOUS

             SECTION 11.1. NO WAIVER. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any remedies provided by law.

             SECTION 11.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONTRARY CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS OF THE LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION. Without limiting the foregoing, the above choice of law is expressly agreed to by the Company, the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral

   Account. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or subsequently have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

             SECTION 11.3. NOTICES. All notices, requests, consents and other communications provided for in this Agreement (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

             SECTION 11.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions of this Agreement and to have ratified the agreements of, and the grant of the Pledge by, the Purchase Contract Agent.

             SECTION 11.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties may execute this Agreement by signing any such counterpart.

             SECTION 11.6. SEVERABILITY. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (ii) the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

             SECTION 11.7. EXPENSES, ETC. The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for:
   (a) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 11.7; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to in this Agreement and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement; (d) all fees and expenses of any agent or advisor appointed by the Collateral Agent or the Securities Intermediary in connection with its duties under this Agreement; and
   (e) any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent and the Securities Intermediary in connection with the performance of their duties hereunder.

             SECTION 11.8. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests under this Agreement, and all obligations of the Holders from time to time under this Agreement, shall be absolute and unconditional irrespective of:

             (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating to them;

             (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating to them; or

             (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

             SECTION 11.9. NAME OF THE COMPANY. The Company, NiSource Inc., an Indiana corporation ("NiSource"), Columbia Energy Group, a Delaware corporation ("Columbia"), Parent Acquisition Corp., an Indiana corporation, Company Acquisition Corp., a Delaware corporation, and NiSource Finance Corp., an Indiana corporation, have entered into the Agreement and Plan of Merger dated as of February 27, 2000, as amended and restated as of March 31, 2000 (the "Merger Agreement"), pursuant to which, among other things, NiSource and Columbia will become wholly owned subsidiaries of the Company and the former stockholders of NiSource and Columbia will become stockholders of the Company (the "Merger"). The Merger will become effective contemporaneously with the execution and delivery of this Agreement by the Company. Immediately following the Merger, NiSource will merge with and into the Company, and the Company will immediately thereafter change its name from New NiSource Inc. to NiSource Inc. Accordingly, after the Company has so changed its name, all references in this to the Company's former name shall be deemed to refer to its new name, NiSource Inc.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

   NEW NISOURCE INC.                 THE CHASE MANHATTAN BANK, as
                                     Purchase Contract Agent and as
                                     attorney-in-fact of the Holders
                                     from time to time of the Units


   By: __________________________    By: __________________________
       Name:                             Name:
       Title:                            Title:

   Address for Notices:              Address for Notices:

      New NiSource Inc.                  The Chase Manhattan Bank
      801 East 8th Avenue                450 West 33rd Street
      Merrillville, Indiana 46410        New York, New York  10001

   Attention: Stephen P. Adik        Attention:  Capital Markets
   Telecopy: (219) 649-6060                      Fiduciary Services
                                     Telecopy:   212-946-8159
                                     Wire transfer instructions:
                                     ________________________________



   BANK ONE TRUST COMPANY,            BANK ONE TRUST COMPANY, NATIONAL
   NATIONAL  ASSOCIATION, as          ASSOCIATION, as Securities
   Collateral Agent                   Intermediary


   By: __________________________     By: __________________________
      Name:                               Name:
      Title:                              Title:

   Address for Notices:               Address for Notices:

     Bank One Trust Company,              Bank One Trust Company,
     National Association                 National Association
     9th Floor,                           9th Floor,
     One North State Street               One North State Street
     Chicago, Illinois 60670-0126         Chicago, Illinois 60670-0126

   Attention:  Corporate Trust        Attention:  Corporate Trust
               Administration                     Administration
   Telecopy:  312-407-1708            Telecopy:  312-407-1708

                                                                EXHIBIT A

                  INSTRUCTION FROM PURCHASE CONTRACT AGENT
                             TO COLLATERAL AGENT
                      (Establishment of Treasury Unit)


   Bank One Trust Company, National Association,
      as Collateral Agent
   9th Floor
   One North State Street
   Chicago, Illinois  60670-0126
   Attention:  Corporate Trust Administration
   Telecopy:  312-407-1708

             Re:  ________ Units of NiSource Inc. (the "Company")

             Please refer to the Pledge Agreement, dated as of ______________, 2000 (the "Pledge Agreement"), among the Company, you, as Collateral Agent, Bank One Trust Company, National Association, as Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time. Capitalized terms used but not defined in this certificate shall have the meaning set forth in the Pledge Agreement.

             We notify you in accordance with Section 5.2 of the Pledge Agreement that the holder of securities named below (the "Holder") has elected to substitute $__________ Value of Treasury Securities or security entitlements to them in exchange for an equal Value of Pledged Debentures and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements to them to the Securities Intermediary, for credit to the Collateral Account.

             We instruct you to release from the Pledge the Pledged Debentures for which the Treasury Securities are being substituted and request that you instruct the Securities Intermediary, upon confirma-tion that such Treasury Securities or security entitlements to them have been credited to the Collateral Account, to release to the undersigned an equal Value of Pledged Debentures in accordance with
   Section 5.2 of the Pledge Agreement.

                                           THE CHASE MANHATTAN BANK,
                                             as Purchase Contract Agent


   Date: _______________                   By:  ________________________
                                                Name:
                                                Title:




                                     A-1





   Please print name and address of Holder electing to substitute
   Treasury Securities or security entitlements to them for the Pledged
   Debentures:


   ___________________________        ___________________________________
             Name                     Social Security or other
                                      Taxpayer Identification Number,
                                      if any

   ___________________________
             Address
   ___________________________

   ___________________________






































                                     A-2





                                                                EXHIBIT B


                      INSTRUCTION FROM COLLATERAL AGENT
                         TO SECURITIES INTERMEDIARY
                      (Establishment of Treasury Unit)


   Bank One Trust Company, National Association,
      as Securities Intermediary
   9th Floor
   One North State Street
   Chicago, Illinois  60670-0126
   Attention:  Corporate Trust Administration
   Telecopy:  312-407-1708

             Re:  ________ Units of NiSource Inc. (the "Company")

                  Securities Account No. 205025-001 entitled "Bank One Trust Company, National Association, as Collateral Agent, Securities Account (NiSource Inc.)" (the
                  "Collateral Account")

             Please refer to the Pledge Agreement, dated as of _________, 2000 (the "Pledge Agreement"), among the Company, you, as Securities Intermediary, The Chase Manhattan Bank, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time, and the undersigned, as Collateral Agent. Capitalized terms used but not defined in this certificate shall have the meanings set forth in the Pledge Agreement.

             When you have confirmed that $__________ Value of Treasury Securities or security entitlements to them has been credited to the Collateral Account by or for the benefit of _________, as holder of Units (the "Holder"), you are instructed to release from the Pledge the Pledged Debentures for which the Treasury Securities are being substituted by releasing from the Collateral Account an equal Value of Debentures or security entitlements to them relating to ______ Corporate Units of the Holder by Transfer to the Purchase Contract Agent.

                                           BANK ONE TRUST COMPANY,
                                             NATIONAL ASSOCIATION,
                                             as Collateral Agent


   Dated: ____________________             By: __________________________
                                               Name:
                                               Title:




                                     B-1





   Please print name and address of Holder:


   ___________________________        ___________________________________
             Name                     Social Security or other
                                      Taxpayer Identification Number,
                                      if any
   ___________________________
             Address
   ___________________________

   ___________________________









































                                     B-2





                                                                EXHIBIT C


                  INSTRUCTION FROM PURCHASE CONTRACT AGENT
                             TO COLLATERAL AGENT
                     (Reestablishment of Corporate Unit)


   Bank One Trust Company, National Association,
      as Collateral Agent
   9th Floor
   One North State Street
   Chicago, Illinois  60670-0126
   Attention:  Corporate Trust Administration
   Telecopy:  312-407-1708

             Re:  _______ Units of NiSource Inc. (the "Company")

             Please refer to the Pledge Agreement, dated as of ________, 2000 (the "Pledge Agreement"), among the Company, you, as Collateral Agent, Bank One Trust Company, National Association, as Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time. Capi-talized terms used but not defined in this certificate shall have the meanings set forth in the Pledge Agreement.

             We notify you in accordance with Section 5.3 of the Pledge Agreement that the holder of securities listed below (the "Holder") has elected to substitute Debentures or security entitlements to them in exchange for $__________ Value of Pledged Treasury Securities and has delivered to the undersigned a notice stating that the Holder has Transferred such Debentures or security entitlements to them to the Securities Intermediary, for credit to the Collateral Account.

             We instruct you to release from the Pledge the Pledged Treasury Securities for which the Debentures are being substituted and request that you instruct the Securities Intermediary, upon confirmation that such Debentures or security entitlements to them have been credited to the Collateral Account, to release to the undersigned $__________ Value of Treasury Securities or security entitlements to them related to _____ Treasury Units of such Holder in accordance with Section 5.3 of the Pledge Agreement.

                                           THE CHASE MANHATTAN BANK,
                                             as Purchase Contract Agent

   Date: _____________________             By: __________________________
                                               Name:
                                               Title:




                                     C-1





   Please print name and address of Holder electing to substitute Pledged Debentures or security entitlements to them for Pledged Treasury
   Securities:


   ___________________________        ___________________________________
             Name                     Social Security or other
                                      Taxpayer Identification Number,
                                      if any

   ___________________________
             Address
   ___________________________

   ___________________________






































                                     C-2





                                                                EXHIBIT D

                      INSTRUCTION FROM COLLATERAL AGENT
                         TO SECURITIES INTERMEDIARY
                     (Reestablishment of Corporate Unit)



   Bank One Trust Company, National Association,
      as Securities Intermediary
   9th Floor
   One North State Street
   Chicago, Illinois  60670-0126
   Attention:  Corporate Trust Administration
   Telecopy:  312-407-1708


             Re:  ________ Units of NiSource Inc. (the "Company")

                  Securities Account No. 205025-001 entitled "Bank One Trust Company, National Association, as Collateral Agent, Securities Account (NiSource Inc.)" (the
                  "Collateral Account")

             Please refer to the Pledge Agreement dated as of _________, 2000 (the "Pledge Agreement"), among the Company, you, as Securities Intermediary, The Chase Manhattan Bank, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time, and the undersigned, as Collateral Agent. Capitalized terms used but not defined in this certificate shall have the meanings set forth in the Pledge Agreement.

             When you have confirmed that $_________ Value of Debentures or security entitlements to them has been credited to the Collateral Account by or for the benefit of _________, as holder of Units (the "Holder"), you are instructed to release from the Collateral Account $__________ Value of Treasury Securities or security entitlements to them by Transfer to the Purchase Contract Agent.

                                           BANK ONE TRUST COMPANY,
                                             NATIONAL ASSOCIATION,
                                             as Collateral Agent



   Dated: ____________________             By:___________________________
                                              Name:
                                              Title:





                                     D-1





   Please print name and address of Holder:


   ___________________________        ___________________________________
             Name                     Social Security or other
                                      Taxpayer Identification Number,
                                      if any

   ___________________________
             Address
   ___________________________

   ___________________________








































                                     D-2





                                                               EXHIBIT  E



           NOTICE OF CASH SETTLEMENT FROM SECURITIES INTERMEDIARY
                         TO PURCHASE CONTRACT AGENT
                          (Cash Settlement Amounts)



   The Chase Manhattan Bank,
      as Purchase Contract Agent
   450 West 33rd Street
   New York, New York  10001
   Attention:  Capital Markets Fiduciary Services
   Telecopy:  212-946-8159

             Re:  Corporate Units of NiSource Inc. (the "Company")

             Please refer to the Pledge Agreement, dated as of _________, 2000 (the "Pledge Agreement"), by and among you, the Company, Bank One Trust Company, National Association, as Collateral Agent and the undersigned, as Securities Intermediary. Unless otherwise defined in this certificate, terms defined in the Pledge Agreement are used in this Certificate as defined therein.

             In accordance with Section 5.5(d) of the Pledge Agreement, we notify you that as of 11:00 a.m., on [THE FIFTH BUSINESS DAY IMMEDIATELY PRECEDING THE PURCHASE CONTRACT SETTLEMENT DATE], we have received $_____ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to __________ Corporate Units.

                                           BANK ONE TRUST COMPANY,
                                             NATIONAL ASSOCIATION,
                                             as Securities Intermediary



   Dated: ____________________             By:___________________________
                                              Name:
                                              Title:











                                     E-1





                                                               EXHIBIT  F



           NOTICE OF CASH SETTLEMENT FROM SECURITIES INTERMEDIARY
                         TO PURCHASE CONTRACT AGENT
                          (Cash Settlement Amounts)



   The Chase Manhattan Bank,
      as Purchase Contract Agent
   450 West 33rd Street
   New York, New York  10001
   Attention:  Capital Markets Fiduciary Services
   Telecopy:  212-946-8159

             Re:  Treasury Units of NiSource Inc. (the "Company")

             Please refer to the Pledge Agreement, dated as of _________, 2000 (the "Pledge Agreement"), by and among you, the Company, Bank One Trust Company, National Association, as Collateral Agent and the undersigned, as Securities Intermediary. Unless otherwise defined in this certificate, terms defined in the Pledge Agreement are used in this Certificate as defined therein.

             In accordance with Section 5.5(e) of the Pledge Agreement, we notify you that as of 11:00 a.m., on [THE BUSINESS DAY IMMEDIATELY PRECEDING THE PURCHASE CONTRACT SETTLEMENT DATE], we have received $_____ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to __________ Treasury Units.

                                           BANK ONE TRUST COMPANY,
                                             NATIONAL ASSOCIATION,
                                             as Securities Intermediary


   Dated: ____________________             By:___________________________
                                              Name:
                                              Title:









                                     F-1